UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2007

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Rights Agreement

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As previously reported, on July 29, 2007, Rural Cellular Corporation (the "Company"), Verizon Wireless ("Verizon") and Airtouch Cellular ("Holdings") entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which an indirect wholly-owned subsidiary of Verizon ("Merger Sub") will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a subsidiary of Verizon.

Also on July 29, 2007, prior to the execution of the Merger Agreement, the board of directors of the Company approved the Second Amendment (the "Amendment") to the Class A Share Rights Agreement, dated as of April 30, 1999, as amended on March 31, 2000, between the Company and Wells Fargo Bank, N.A, as successor rights agent (as so amended, the "Rights Agreement").

The Amendment, among other things, renders the Rights Agreement inapplicable to Verizon, Holdings and Merger Sub solely by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the public or other announcement of the Merger Agreement or the transactions contemplated thereby, (iii) the consummation of the Merger or (iv) the consummation of any other transaction contemplated by the Merger Agreement. The Amendment also provides that the Rights Agreement shall expire immediately prior to the effective time of the Merger, if the Rights Agreement has not otherwise terminated. If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Amendment to Class A Share Rights Agreement, dated as of July 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment to Class A Share Rights Agreement, dated as of July 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

August 1, 2007